* Certain information on all pages has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                                                  Exhibit 10.38A

                                                                          PAGE 1


                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "ASIVI, LLC", FILED IN THIS OFFICE ON THE SECOND DAY OF MARCH, A.D. 2000, AT 5 O'CLOCK P.M.

[SECRETARY OF STATE SEAL]                   /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State

3141736 8100                                AUTHENTICATION:  0293184

001107575                                             DATE:  03-03-00

                            CERTIFICATE OF FORMATION
                                       OF
                                   ASIVI, LLC


     This Certificate of Formation of ASIVI, LLC, dated as of March 2, 2000, is being duly executed and filed by Mark J. Casper, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

     FIRST. The name of the limited liability company formed hereby is ASIVI, LLC (the "LLC").

     SECOND. The name of the registered office of the LLC in the State of Delaware is c/o Capitol Services, Inc., 9 East Loockerman Street,
Dover, Delaware 19901.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware Capital Services, Inc., 9 East Loockerman Street, Suite 214, Dover, Delaware 19901 Kent County.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as the date first above written.


                                                            /s/ Mark J. Casper
                                                            --------------------
                                                            Name: Mark J. Casper
                                                            Authorized Person




                                                  STATE OF DELAWARE
                                                 SECRETARY OF STATE
                                              DIVISION OF CORPORATIONS
                                             FILED 05:00 PM 03/02/2000
                                                001107575 - 3141736

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1 DEFINITIONS.......................................................   1
     1.1  Specific Definitions..............................................   1
     1.2  General Usage.....................................................   5

SECTION 2 FORMATION.........................................................   6
     2.1  Formation and Name................................................   6
     2.2  Term..............................................................   6
     2.3  Purpose and Scope.................................................   6
     2.4  Principal Office..................................................   6
     2.5  Delaware Office and Agent.........................................   6
     2.6  Names and Contact Information of the Members......................   6
     2.7  Additional Documents..............................................   7
     2.8  Title to Property.................................................   7

SECTION 3 CAPITALIZATION....................................................   7
     3.1  Capital Commitments...............................................   7
     3.2  Capital Contributions.............................................   7
     3.3  Limitation on Capital Contributions...............................   7
     3.4  Withdrawal and Return of Capital..................................   7
     3.5  Loans to the Company..............................................   8
     3.6  Interest on Capital...............................................   8
     3.7  Limitation of Liability; Return of Certain Distributions..........   8
     3.8  Contributed Property..............................................   8

SECTION 4 PROFITS AND LOSSES................................................   8
     4.1  Allocations of Company Profits and Losses.........................   8
     4.2  Nonallocation of Distributions to Increases in Minimum Gain.......  10
     4.3  Allocation of Liabilities.........................................  10
     4.4  Modifications to Preserve Underlying Economic Objectives..........  10
     4.5  Withholding Taxes.................................................  10
     4.6  Special Allocation................................................ 101

SECTION 5 DISTRIBUTIONS.....................................................  12
     5.1  Operating Distributions...........................................  12
     5.2  Liquidating Distributions.........................................  13
     5.3  Limitation on Distributions.......................................  13
     5.4  Licensing Agreement Distribution..................................  13
     5.5  No Right to Distributions of Property.............................  13

SECTION 6 ADMINISTRATION....................................................  13
     6.1  Management Powers and Authority of the Managing Members...........  13
     6.2  Managing Members' Power to Bind the Company.......................  14
     6.3  Other Ventures and Activities.....................................  14
     6.4  Duties to the Company.............................................  14

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                     PAGE
                                                                     ----
     6.5    Officers................................................  15
     6.6    Member Expenses.........................................  15
     6.7    Member Compensation.....................................  15
     6.8    Tax Matters Partner.....................................  15
     6.9    Records and Financial Statements........................  16
     6.10   Confidentiality.........................................  16
     6.11   Disclosures.............................................  16
     6.12   Valuation of Company Assets and Interests...............  16

SECTION 7 TRANSFERS AND WITHDRAWALS.................................  17

     7.1    Transfers of Interests..................................  17
     7.2    Withdrawal/Removal of a Member..........................  17
     7.3    Procedures Following Member Withdrawal/Removal..........  18

SECTION 8 DISSOLUTION AND LIQUIDATION...............................  18

     8.1    Dissolving Events.......................................  18
     8.2    Winding Up and Liquidation..............................  18

SECTION 9 LIABILITY AND INDEMNIFICATION.............................  20

     9.1    Liability...............................................  20
     9.2    Indemnification.........................................  20
     9.3    Contribution............................................  21

SECTION 10 GENERAL PROVISIONS.......................................  21

     10.1   Meetings................................................  21
     10.2   Action Without a Meeting of All Members.................  22
     10.3   Entire Agreement........................................  22
     10.4   Amendments..............................................  22
     10.5   Governing Law...........................................  22
     10.6   Severability............................................  22
     10.7   Counterparts; Binding upon Members and Assignees........  22
     10.8   No Third Party Beneficiaries............................  23
     10.9   Notices, Consents, Elections, Etc. .....................  23
     10.10  Certain Member Representations and Covenants............  23
     10.11  Avoidance of Publicly Traded Partnership Status.........  24
     10.12  Dispute Resolution......................................  24
     10.13  Remedies for Breach of this Agreement...................  25
     10.14  Timing..................................................  25
     10.15  Status Under the Act....................................  25
     10.16  Partnership for Tax Purposes Only.......................  25
     10.17  Miscellaneous...........................................  25

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                     PAGE
                                                                     ----
SECTION 11 ADDITIONAL WARRANTIES AND OBLIGATIONS...................   216

     11.1   Additional Warranties of AndroSolutions, Inc. .........   216
     11.2   Additional Warranties of VIVUS, Inc. ..................   226
     11.3   Definitive Agreements..................................   226
     11.4   Press Release..........................................   226
     11.5   Joint Product Development Committee....................   226
     11.6   Royalty-Free Right and License.........................   226
     11.7   Intellectual Property Analysis.........................    22

SCHEDULE A (Including Schedule A-1 and Schedule A-2)
EXHIBIT 1 Technology Transfer Agreement (VIVUS, Inc.) (Including Schedule A)
EXHIBIT 2 Technology Transfer Agreement (AndroSolutions, Inc.) (Including Schedule A)

     ---------------------------------------------------------------------

                               OPERATING AGREEMENT
                                       OF
                                   ASIVI, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY
                               FEBRUARY 29, 2000

     ---------------------------------------------------------------------

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THIS OPERATING AGREEMENT OR THE LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS ("INTERESTS") PROVIDED FOR HEREIN. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE COMPANY IS UNDER NO OBLIGATION TO REGISTER THE INTERESTS UNDER THE SECURITIES ACT IN THE FUTURE.

AN INTEREST MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ADDITIONAL RESTRICTIONS ON THE TRANSFER OF INTERESTS ARE CONTAINED IN SECTION 7 OF THIS AGREEMENT. BASED UPON THE FOREGOING, EACH ACQUIRER OF AN INTEREST MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF INVESTMENT THEREIN FOR AN INDEFINITE PERIOD OF TIME.

     THIS OPERATING AGREEMENT of ASIVI, LLC, a Delaware limited liability company, is entered into as of February 29, 2000.

                       ----------------------------------
                                   SECTION 1

                                  DEFINITIONS
                       ----------------------------------

     1.1  SPECIFIC DEFINITIONS. As used in this Agreement:

     ACT shall mean the Delaware Limited Liability Company Act, Title 6, Delaware Code Ann., Section 18-101 et. seq., as amended.

     AFFILIATE shall mean, with respect to any Person, any other Person with regard to which the Person is controlling, controlled or commonly controlled. For purposes of the preceding sentence, "control" shall mean the power to direct the principal business management and activities of a Person, whether through ownership of voting securities, by agreement, or otherwise.

     AGREEMENT shall mean this Operating Agreement of ASIVI, LLC, a Delaware limited liability company, including all schedules, appendices, and exhibits hereto, as amended in accordance with the terms hereof.

     ALLOCATION PERCENTAGE shall mean, for each Member, as of the date of determination, the percentage specified for such Member on Schedule A (as adjusted pursuant to this Agreement).

     BANK shall mean the Bank of America National Trust & Savings Assn., San Francisco, California main branch (or any successor entity thereto).

     BANKRUPTCY shall mean, with respect to a Member, the following: (i) a Member shall seek liquidation under the bankruptcy laws of the United States or under the insolvency, liquidation, receivership or other similar laws of any jurisdiction, domestic or foreign, now or hereafter existing, or (ii) a proceeding is commenced against a Member for liquidation, dissolution or similar relief under the bankruptcy laws of the United States or other similar laws of any jurisdiction, domestic or foreign, now or hereafter existing, which is not dismissed, bonded or discharged within 60 days from the commencement of such proceedings.

     BENEFICIAL OWNER shall mean, with respect to a Member, any Person that holds an equity interest in such Member, either directly or indirectly through a nominee or agent or through one or more intervening entities qualifying as partnerships, grantor trusts or S corporations, in each case as determined for Federal income tax purposes.

     BUSINESS shall mean the actions, operations and activities associated with conducting research and development regarding manufacturing, marketing, selling, distributing, and otherwise dealing in (directly or indirectly, through employees, agents or independent contractors) products and methods for the treatment of female dysfunction.

     CAPITAL ACCOUNT shall mean, for each Member, a separate account that is:

         (a) Increased by: (i) the amount of such Member's Capital Contribution and (ii) allocations of Profit to such Member pursuant to Section 4;

         (b) Decreased by: (i) the amount of cash distributed to such Member by the Company, (ii) the Fair Market Value of any other property distributed to such Member by the Company (determined as of the time of distribution, without regard to Section 7701(g) of the Code, and net of liabilities secured by such property that the Member assumes or to which the Member's ownership of the property is subject) and (iii) allocations of Loss to such Member pursuant to
Section 4;

         (c) Revalued in connection with any event described in Treasury Regulation Section 1.704-1(b)(2)(iv)(f); and

         (d) Otherwise adjusted so as to conform to the requirements of Sections 704(b) and (c) of the Code and the Treasury Regulations issued thereunder.


     CAPITAL COMMITMENT shall have the meaning set forth in Section 3.1(a).

     CAPITAL CONTRIBUTION shall mean, for any Member, the sum of the net amount of cash and the Fair Market Value of any other property (determined as of the time of contribution, without regard to Section 7701(g) of the Code, and net of liabilities secured by such property that the Company assumes or to which the Company's ownership of the property is subject) contributed by such Member to the capital of the Company. The term "capital contribution" (where not capitalized) shall mean any contribution to the capital of the Company valued in accordance with the rules set forth in the preceding sentence. For purposes of this Agreement, each capital contribution shall be deemed to have been made at the later of: (i) the Close of Business on the due date of such capital contribution as determined in accordance with this Agreement; or (ii) the Close of Business on the date on which such capital contribution is actually received by the Company.

     CLOSE OF BUSINESS shall mean 5:00 p.m., local time, in San Francisco, California.

     CODE shall mean the United States Internal Revenue Code of 1986, as amended.

     COMPANY shall mean ASIVI, LLC, a Delaware limited liability company.

     DERIVATIVE COMPANY INTEREST shall mean any actual, notional or constructive interest in, or right in respect of, the Company (other than a Member's total interest in the capital, profits and management of the Company) that, under Treasury Regulation Section 1.7704-1(a)(2), is treated as an interest in the Company for purposes of Section 7704 of the Code. Pursuant to the foregoing, "Derivative Company Interest" shall include any financial instrument that is treated as debt for Federal income tax purposes and (i) is convertible into or exchangeable for an interest in the capital or profits of the Company or (ii) provides for one or more payments of equivalent value.

     DISPUTE NOTICE shall have the meaning set forth in Section 6.12.

     DISSOLUTION shall mean, with respect to a legal entity other than a natural person, that such entity has "dissolved" within the meaning of the partnership, corporation, limited liability company, trust or other statute under which such entity was organized.

     FAIR MARKET VALUE shall have the meaning set forth in Section 6.12.

     FISCAL YEAR shall mean the period from January 1 through December 31 of each year (unless otherwise required by law).

     GAAP shall mean United States Generally Accepted Accounting Principles, consistently applied.

     INDEMNIFIED PERSON shall mean each Managing Member and each equityholder, member, director, officer, employee, or agent of a Managing Member. In addition, "Indemnified Person" shall mean any Non-Managing Member, employee or agent of the Company to the extent determined by the Managing Members in their reasonable discretion. A Person that has ceased to hold a position that previously qualified such Person as an Indemnified Person shall be deemed to continue as an Indemnified Person with regard to all matters arising or attributable to the period during which such Person held such position.

     INTEREST shall mean, for each Member, such Member's rights, duties and interest in respect of the Company in such Member's capacity as such (as distinguished from any other capacity such as employee, debtor or creditor) and shall include such Member's right, if any, to vote on Company matters, bind the Company vis-a-vis third parties, or receive distributions as well as such Member's obligation, if any, to provide services, make capital contributions to take any other action.

     LICENSING AGREEMENT shall mean that certain Licensing Agreement by and among the Company and VIVUS, Inc. of even date herewith (the "Licensing Agreement").

     LIQUIDATING MEMBER shall mean VIVUS, Inc.

     MAJORITY-IN-INTEREST OF THE MEMBERS OR MANAGING MEMBERS shall mean a group of Members or Managing Members whose aggregate Allocation Percentages at the time of determination exceed 50 percent of the total Allocation Percentages of all the Members or Managing Members, as applicable, at such time.

     MANAGING MEMBER shall mean each Person listed on Schedule A as such, for so long as such Person does not become a Withdrawn Member. Except where the context otherwise requires, or as provided in Section 6.1(b), a reference in this Agreement to "the Managing Members" shall mean all of the Managing Members (taken together or acting unanimously, as appropriate).

     MATERIAL MISCONDUCT shall mean, with respect to an Indemnified Person, gross negligence, willful and material breach of this Agreement, fraud, or the commission of a felony (except in the case of a felony where the Indemnified Person reasonably believed that no such felony would occur in consequence of such Indemnified Person's action or inaction, as the case may be). For purposes of the preceding sentence: (i) an Indemnified Person shall be deemed to have acted in good faith and without negligence with regard to any action or inaction that is taken in accordance with the advice or opinion of an attorney, accountant or other expert advisor so long as such advisor was selected with reasonable care and the Indemnified Person made a good faith effort to inform such advisor of all the facts pertinent to such advice or opinion; and (ii) an Indemnified Person's reliance upon the truth and accuracy of any written statement, representation or warranty of a Member shall be deemed to have been reasonable and in good faith absent such Indemnified Person's actual knowledge that such statement, representation or warranty was not, in fact, true and accurate.

     MEMBER shall mean any Person listed on Schedule A as a Member. Except where the context requires otherwise, a reference in this Agreement to "the Members" shall mean all of the Members (taken together or acting unanimously, as appropriate).

     MEMBER NONRECOURSE DEDUCTION shall mean an item of loss, expense or deduction attributable to a nonrecourse liability of the Company for which a Member bears the economic risk of loss within the meaning of Treasury Regulation
Section 1.704-2(i).

     MINIMUM GAIN of the Company shall, as provided in Treasury Regulation
Section 1.704-2, mean the total amount of gain the Company would realize for Federal income tax purposes if it disposed of all assets subject to nonrecourse liability for no consideration other than full satisfaction thereof.

     NONRECOURSE DEDUCTION shall mean an item of loss, expense or deduction (other than a Member Nonrecourse Deduction) attributable to a nonrecourse liability of the Company within the meaning of Treasury Regulation Section 1.704-2(b).

     OBJECTING MEMBER shall have the meaning set forth in Section 6.12(b).

     PATENT RIGHTS shall mean all United States and foreign patents (including all reissues, extensions, substitutions, re-examinations, supplementary protection certificates and the like, and patents of addition) and patent applications (including, without limitation, all continuations, continuations-in-part and divisions thereof) owned or controlled by Company, in each case, which claim an invention which is necessary to develop, produce, make, have made, import, have imported, export, have exported, use, offer for sale and sell Products, in each case that are controlled by Company.

     PERSON shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture, governmental agency, or other entity, whether domestic or foreign.

     PRINCIPAL OFFICE shall have the meaning set forth in Section 2.4.

     PRODUCT is a product containing prostaglandin E and/or other vasodilators useful for the treatment of female sexual dysfunction ("FSD") covered by the intellectual property ("IP") contributed by AndroSolutions, Inc. and VIVUS, Inc. to Company pursuant to the Technology Assignment Agreements attached hereto as Exhibits 1 and 2 and as further described on attached Schedule A-1 and Schedule A-2.

     PROFITS AND LOSSES shall mean, for any period, the Company's items of income and gain (including items not subject to Federal income tax) as well as items of loss, expense and deduction (including items not deductible, depreciable, amortizable or otherwise excludable from income for Federal income tax purposes), respectively, as determined under Federal income tax principles; provided, however, that Profits and Losses attributable to assets with a book value that differs from tax basis (as determined under Federal income tax rules) shall be determined with regard to such book value in the manner required under Treasury Regulation Section 1.704-1(b).

     SECURITIES ACT shall mean the United States Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

     STATE shall mean any constituent state of the United States, as well as the District of Columbia.

     TAX MATTERS PARTNER shall mean VIVUS, Inc.

     TAX PERCENTAGE shall have the meaning set forth in Section 5.1(a)(ii).

     Term shall have the meaning set forth in Section 2.2. Where not capitalized, "term" shall mean the entire period of the Company's existence, including any period of winding-up and liquidation following the Dissolution of the Company pursuant to Section 8.1.

     Termination shall mean, with respect to a legal entity other than a natural person, that such entity has Dissolved, completed its process of winding-up and liquidation, and otherwise ceased to exist.

     Transfer shall mean any sale, exchange, transfer, gift, encumbrance, assignment, pledge, mortgage, hypothecation or other disposition, whether voluntary or involuntary.

     Treasury Regulation shall mean a regulation issued by the United States Treasury Department and relating to a matter arising under the Code.

     United States shall mean the United States of America.

     Updated Capital Account shall mean, with respect to a Member, such Member's Capital Account determined as if, immediately prior to the time of determination, all of the Company's assets had been sold for Fair Market Value and any previously unallocated Profits or Losses had been allocated pursuant to
Section 4.

     Valuation Notice shall have the meaning set forth in Section 6.12(a).

     Withdrawal Event shall have the meaning set forth in Section 7.3.

     Withdrawn Member shall have the meaning set forth in Section 7.3.

     1.2 General Usage. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Except where the context clearly requires to the contrary: (i) each reference in this Agreement to a designated "Section," "Schedule," "Exhibit," or "Appendix" is to the corresponding Section, Schedule, Exhibit, or Appendix of or to this Agreement; (ii) instances of gender or entity-specific usage (e.g., "his" "her" "its" "person" or "individual") shall not be interpreted to preclude the application of any provision of this Agreement to any individual or entity; (iii) the word "or" shall not be applied in its exclusive sense; (iv) "including" shall mean "including, without limitation";
(v) references to laws, regulations and other governmental rules, as well as to contracts, agreements and other instruments, shall mean such rules and instruments as in effect at the time of determination (taking into account any amendments thereto effective at such time without regard to whether such amendments were enacted or adopted after the effective date of this Agreement) and shall include all successor rules and instruments thereto; (vi) references to "$" or "dollars" shall mean the lawful currency of the United States; (vii) references to "Federal" or "federal" shall be to laws, agencies or other attributes of the United States (and not to any State or locality thereof);
(viii) the meaning of the terms "domestic" and "foreign" shall be determined by reference to the United States; (ix) references to "days" shall mean calendar days; references to "business days" shall mean all days other than Saturdays, Sundays and days that are legal holidays in the State of California; (x) references to months or years shall be to the actual calendar months or years at issue (taking into account the actual number of days in any such month or year);
(xi) days, business days and times of day shall be determined by reference to local time in San Francisco, California; and (xii) the English language version of this Agreement shall govern all questions of interpretation relating to this Agreement, notwithstanding that this Agreement may have been translated into, and executed in, other languages.

                    -----------------------------------------
                                   SECTION 2

                                   FORMATION
                    -----------------------------------------

     2.1 Formation and Name. The Members hereby enter into and form the Company as a limited liability company in accordance with the Act.

          (a)  The name of the Company shall be "ASIVI, LLC".

     2.2 Term. The "Term" of the Company shall commence on the date first above written and shall continue until the Close of Business on February 28, 2029. Except as specifically provided in Section 8.1, the Company shall not be Dissolved prior to the end of its Term.

     2.3  Purpose and Scope.

          (a) Within the meaning and for purposes of the Act, the purpose and scope of the Company shall include any lawful action or activity permitted to a limited liability company under the Act.

          (b) Solely for purposes of determining the rights and obligations of each Member vis-a-vis the other Members and the Company under this Agreement, and without any consequence for the binding nature of an action taken on behalf of the Company by any Member, the purpose and scope of the Company shall be limited to conducting and engaging in the Business, and engaging in such other lawful actions and activities as are reasonably determined by the Managing Members to be necessary or advisable in furtherance thereof.

     2.4 Principal Office. The Company shall have a single "Principal Office" which shall at all times be located within the United States. The Principal Office initially shall be located at 1172 Castro Street, Mountain View, California 94040, and may thereafter be changed from time to time only by the unanimous consent of the Managing Members.

     2.5 Delaware Office and Agent. The Company shall maintain a Delaware registered office and agent for service of process as required by the Act. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Managing Members shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be.

     2.6 Names and Contact Information of the Members. Set forth below the name of each Member on Schedule A shall be appropriate contact information for such Member (including such Member's mailing address, telephone number, and facsimile number as well as, in the case of a Member that is an entity, the name or title of an individual to whom notices and other correspondence should be directed). Each Member shall promptly provide the Company with the information required to be set forth for such Member on Schedule A and shall thereafter promptly notify the Company of any change to such information.

     2.7  Additional Documents.

          (a) The Managing Members shall cause to be executed, filed, recorded, published, or amended any documents, as the Managing Members in their reasonable discretion determine to be necessary or advisable, (x) in connection with the formation, operation, Dissolution, winding-up, or Termination of the Company pursuant to applicable law or (y) to otherwise give effect to the terms of this Agreement. The terms and provisions of each document described in the preceding sentence shall be initially established and shall be amended as necessary to cause such terms and provisions to be consistent with the terms and provisions of this Agreement.

     2.8 Title to Property. Title to all Company property shall be held in the name of the Company.

        ---------------------------------------------------------------

                                   SECTION 3

                                 CAPITALIZATION

        ---------------------------------------------------------------

     3.1  Capital Commitments.

          (a) Initial Capital Commitments. Concurrently with its execution of this Agreement, each Member shall make a capital contribution as set forth as such Member's Capital Commitment on Schedule A. Except as specifically provided in this Agreement, the "Capital Commitment" of a Member: (i) shall represent the maximum aggregate amount of cash and property that such Member shall be required to contribute to the capital of the Company; and (ii) shall not be changed during the term of the Company.

          (b) Increased Capital Commitments. The Capital Commitments of the Members may be increased (in proportion to the Members' respective Allocation Percentages) at such times and in such amounts as shall be determined by the Managing Members based upon their good faith determination that any such increase is necessary or advisable for the proper and effective functioning of the Company.

     3.2 Capital Contributions. Except to the extent set forth on Schedule A or provided in Section 3.7, all capital contributions shall be in cash. The obligation of a Member to satisfy its Capital Commitment shall be without interest. Capital Contributions otherwise required to be made by a Member under
Section 3.1(b) shall be due and payable, upon not less than 10 days notice, only at such times and in such amounts as shall be specified in one or more capital calls issued by the Managing Members. The Managing Members or either of them may decline to issue or consent to a capital call in their sole and absolute discretion.

     3.3 Limitation on Capital Contributions. Except as specifically provided in this Section 3 or Section 4.5(c), no Person shall be permitted or required to make a contribution to the capital of the Company.

     3.4 Withdrawal and Return of Capital. No Member may withdraw any portion of its Capital Contribution or Capital Account balance. Except as provided in Sections 5 and 8, no Member shall be entitled to the return of such Member's Capital Contribution, a distribution in respect of such Member's Capital Account balance, or any other distribution in respect of such Member's Interest.

     3.5 LOANS TO THE COMPANY. No Member shall be required to lend any money to the Company or to guaranty any Company indebtedness.

     3.6 INTEREST ON CAPITAL. No Member shall be entitled to interest on such Member's Capital Contribution, Capital Account balance, or share of unallocated Profits.

     3.7  LIMITATION OF LIABILITY; RETURN OF CERTAIN DISTRIBUTIONS.

          (a) Except as otherwise required by applicable law, a Member shall have no personal liability for the debts and obligations of the Company.

          (b) A Member that receives a distribution (i) in violation of this Agreement or (ii) that is required to be returned to the Company under applicable law shall return such distribution within 30 days after demand therefor by any Member.

          (c) Nothing in this Section 3.7 shall be applied to release any Member from (i) its obligation to make capital contributions or other payments specifically required under this Agreement or (ii) its obligations pursuant to any relationship between the Company and such Member acting in a capacity other than as a Member (including, for example, as a borrower or independent contractor).

     3.8 CONTRIBUTED PROPERTY. With respect to any property contributed by a Member to the Company, such Member shall provide to the Company any information reasonably requested by the Company for purposes of determining the Company's tax basis in such property.

                 ---------------------------------------------

                                   SECTION 4

                               PROFITS AND LOSSES

                 ---------------------------------------------

     4.1  ALLOCATIONS OF COMPANY PROFITS AND LOSSES.

          (a) GENERAL. Except as otherwise provided in this Section 4, the items of Company Profit and Loss for each fiscal quarter (or shorter period selected by the Managing Members) shall be allocated among the Members in proportion to their respective Allocation Percentages.

          (b) ALLOCATION ADJUSTMENTS REQUIRED TO COMPLY WITH SECTION 704(b) OF THE CODE.

               (i) LIMITATION ON ALLOCATION OF LOSSES. There shall be no allocation of Losses to any Member to the extent that such allocation would create a negative balance in the Member's Capital Account (or increase the amount by which the Member's Capital Account balance is negative) unless such allocation would be treated as valid under Section 704(b) of the Code. Any Losses that, pursuant to the preceding sentence, cannot be allocated to a Member shall be reallocated to the other Members (but only to the extent that such other Members can be allocated Losses without violating the requirements of the preceding sentence) in proportion to their respective Allocation Percentages.

         (ii) QUALIFIED INCOME OFFSET. If in any Fiscal Year a Member receives (or is reasonably expected to receive) a distribution, or an allocation or adjustment to the Member's Capital Account, that creates a negative balance in such Account (or increases the amount by which the balance in such Account is negative), there shall be allocated to the Member such items of Company income or gain as are necessary to satisfy the requirements of a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b).

          (iii) MEMBER NONRECOURSE DEDUCTIONS. In accordance with the provisions of Treasury Regulation Section 1.704-2(i), each item of Member Nonrecourse Deduction shall be allocated among the Members in proportion to the economic risk of loss that the Members bear with respect to the nonrecourse liability of the Company to which such item of member Nonrecourse Deduction is attributable.

          (iv) MINIMUM GAIN CHARGEBACK. This Section 4.1(b)(iv) hereby incorporates by reference the "minimum gain chargeback" provisions of Treasury Regulation Section 1.704-2. In general, upon a reduction of the Company's Minimum Gain, the preceding sentence shall require that items of income and gain be allocated among the Members in a manner that reverses prior allocations of Nonrecourse and Member Nonrecourse Deductions as well as reductions in the Members' Capital Account balances resulting from distributions that, notwithstanding Section 4.2, are allocable to increases in the Company's Minimum Gain. Subject to the provisions of Section 704 of the Code and the Treasury Regulations thereunder, if the Managing Members determine at any time that operation of such "minimum gain chargeback" provisions likely will not achieve such a reversal by the conclusion of the liquidation of the Company, such Members shall adjust the allocation provisions of this Section 4.1 as necessary to accomplish that result.

          (v) ALLOCATIONS SUBSEQUENT TO CERTAIN ALLOCATION ADJUSTMENTS. Any special allocations of items of Profit or Loss pursuant to Section 4.1(b)(i) or 4.1(b)(ii) shall be taken into account in computing subsequent allocations pursuant to Section 4.1(a) so that, for each Member, the net amount of any such special allocations and all allocations pursuant to Section 4.1(a) shall, to the extent possible and taking into account any adjustments previously made pursuant to Section 4.1(g), be equal to the net amount that would have been allocated to such Member pursuant to the provisions of Section 4.1(a) without application of Section 4.1(b)(i) or 4.1(b)(ii).

     (c) BOOK - TAX ACCOUNTING DISPARITIES. If Company property is reflected in the Capital Accounts of the Members at a value that differs from the adjusted tax basis of such property (whether because such property was contributed to the Company by a Member or because of a revaluation of the Members' Capital Accounts under Treasury Regulation Section 1.704-1(b)), allocations of depreciation, amortization, income, gain or loss with respect to such property shall be made among the Members in a manner which takes such difference into account in accordance with Code Section 704(c) and the Treasury Regulations issued thereunder.

     (d) ALLOCATIONS IN EVENT OF TRANSFER. If an Interest is Transferred in accordance with this Agreement, allocations of Profits and Losses as between the transferor and transferee shall be made using any method selected by the Managing Members and permitted under Section 706 of the Code.

     (e) ADJUSTMENT TO CAPITAL ACCOUNTS FOR DISTRIBUTIONS OF PROPERTY. If property distributed in kind is reflected in the Capital Accounts of the Members at a book value that differs from the Fair Market Value of such property at the time of distribution, the difference shall be treated as Profit or Loss on the sale of the property and shall be allocated among the Members in accordance with the provisions of this Section 4.1.

          (f) TAX CREDITS AND SIMILAR ITEMS. Any tax credits or similar items not allocable pursuant to Section 4.1(a) through 4.1(e) shall be allocated to the Members in proportion to their respective Allocation Percentages. Notwithstanding the preceding sentence, if Company expenditures that give rise to tax credits also give rise to Member Nonrecourse Deductions, the tax credits attributable to such expenditures shall be allocated in accordance with Treasury Regulation Section 1.704-1(b)(4)(ii).

          (g) REALLOCATION OF CERTAIN LOSSES. To the extent that: (i) Losses which otherwise would have been allocated to a Member under this Section 4.1 were allocated to one or more other Members pursuant to Section 4.1(b)(i) or any other provision of this Agreement that prohibits the allocation to a Member of Losses which would reduce such Member's Capital Account (or Updated Capital Account) balance below a specified amount; (ii) such allocation has not been reversed pursuant to the subsequent operation of Section 4.1(b)(v) or this
Section 4.1(g); and (iii) the Member thereafter returns a distributed amount as required under Section 3.7 or otherwise makes a contribution to the capital of the Company, the Capital Accounts of the Members shall be adjusted in connection with such return or contribution (to the extent of the value thereof) to effect a reallocation, in reverse order, of such Losses to the Member.

     4.2 NONALLOCATION OF DISTRIBUTIONS TO INCREASES IN MINIMUM GAIN. To the extent permitted under Treasury Regulation Section I.704-2(h), distributions to Members shall not be allocable to increases in the Company's Minimum Gain. In general, and except as provided in such Treasury Regulation, the preceding sentence is intended to ensure that reductions in a Member's Capital Account balance resulting from distributions of money or other property to that Member are not reversed by the minimum gain chargeback provisions of Section 4.1(b)(iv).

     4.3 ALLOCATION OF LIABILITIES. Solely for purposes of determining the Members' respective shares of the nonrecourse liabilities of the Company within the meaning of Treasury Regulation Section 1.752-3(a)(3), each Member's interest in Company Profits shall be equal to the ratio that such Member's Allocation Percentage bears to the aggregate Allocation Percentages of the Members.

     4.4 MODIFICATIONS TO PRESERVE UNDERLYING ECONOMIC OBJECTIVES. If, in the opinion of counsel to the Company, there is a change in the Federal income tax law (including the Code as well as the Treasury Regulations, rulings, and administrative practices thereunder) which makes it necessary or prudent to modify the allocation provisions of this Section 4 in order to preserve the underlying economic objectives of the Members as reflected in this Agreement, the Managing Members shall make the minimum modification necessary to achieve such purpose.

     4.5  WITHHOLDING TAXES.

          (a) The Company shall withhold taxes from distributions to, and allocations among, the Members to the extent required by law (as determined by the Managing Members in their reasonable discretion). Except as otherwise provided in this Section 4.5, any amount so withheld by the Company with regard to a Member shall be treated for purposes of this Agreement as an amount actually distributed to such Member pursuant to Section 5.1. An amount shall be considered withheld by the Company if, and at the time, remitted to a governmental agency without regard to whether such remittance occurs at the same time as the distribution or allocation to which it relates; provided, however, that an amount actually withheld from a specific distribution or designated by the Managing Members as withheld from a specific allocation shall be treated as if distributed at the time such distribution or allocation occurs.

          (b) To the extent that operation of Section 4.5(a) would create a negative balance in a Member's Updated Capital Account or increase the amount by which such Updated Capital Account balance is negative, the amount of the deemed distribution shall instead be treated as a loan by the Company to such Member, which loan shall be payable upon demand by the Company and shall bear interest at a floating rate equal to the prime rate as announced from time to time by the Bank, compounded daily.

          (c) In the event that the Managing Members determine in their reasonable discretion that the Company lacks sufficient cash available to pay withholding taxes in respect of a Member, one or more of the Managing Members may, in their sole and absolute discretion (but only with the consent of the Managing Members), make a loan or capital contribution to the Company to enable the Company to pay such taxes. Any such loan shall be full-recourse to the Company and shall bear interest at a floating rate equal to the prime rate as announced form time to time by the Bank, compounded daily. Notwithstanding any provision of this Agreement to the contrary, any loan (including interest accrued thereon) or capital contribution made to the Company by a Managing Member pursuant to this Section 4.5(c) shall be repaid or returned as promptly as is reasonably possible.

          (d) Each Member hereby agrees to indemnify the Company and the other Members for any liability they may incur for failure to properly withhold taxes in respect of such Member; moreover, each Member hereby agrees that neither the Company nor any other Member shall be liable for any excess taxes withheld in respect of such Member's Interest and that, in the event of overwithholding, a Member's sole recourse shall be to apply for a refund from the appropriate governmental authority.

          (e) Taxes withheld by third parties from payments to the Company shall be treated as if withheld by the company for purposes of this Section 4.5. Such withholding shall be deemed to have been made in respect of all the Members in proportion to their respective allocative shares under this Section 4 of the underlying items of Profit to which such third party payments are attributable. In the event that the Company receives a refund of taxes previously withheld by a third party from one or more payments to the Company, the economic benefit of such refund shall be apportioned among the Members in a manner reasonably determined by the Managing Members to offset the prior operation of this Section 4.5(e) in respect of such withheld taxes.

          (f) In the event that the Company is required to recognize income or gain for income tax purposes under Section 684 of the Code (or similar provision of State or local law) in respect of an in-kind distribution to a Member, then, solely for such income tax purposes, to the maximum extent permitted by applicable law (as determined by the Managing Members in their reasonable discretion), the income or gain shall be allocated entirely to such Member.

          (g) In the event that the Company is required to remit cash to a governmental agency in respect of a withholding obligation arising from an in-kind distribution by the Company or the Company's receipt of an in-kind payment, the Managing Members may cause the Company to sell an appropriate portion of the property at issue and, to the extent permitted by applicable law (as determined by the Managing Members in their reasonable discretion), any resulting income or gain shall be allocated solely for income tax purposes entirely to the Members in respect of whom such withholding obligation arises.

     4.6 Special Allocation. Notwithstanding anything to the contrary contained in this Agreement, [*] of the Company's income up to an amount equivalent to all amounts earned in a Fiscal Year under the Licensing Agreement shall be allocated to AndroSolutions, Inc.

                   -----------------------------------------

                                   SECTION 5

                                 DISTRIBUTIONS

                   -----------------------------------------

     5.1 OPERATING DISTRIBUTIONS. Except as otherwise provided in this Agreement, distributions prior to the Dissolution of the Company shall be made in accordance with this Section 5.1 and each Member actually receiving amounts pursuant to a specific distribution by the Company shall receive a pro rata share of each item of cash or property of which such distribution is constituted (based upon such Member's share under this Agreement of the total amount to be included in such distribution).

             (a)  MANDATORY TAX DISTRIBUTIONS.

                    (i) The Company shall distribute to each Member, not later than 90 days after the close each Fiscal Year, an amount of cash equal to the sum of the following:

                         (A)  The product of the Tax Percentage for such Fiscal
Year and such Member's allocated share of the Company's net long-term capital gain (as defined in Section 1222(7) of the Code) for such Fiscal Year as shown on the Company's Federal income tax return (subject to the modification described in Section 5.1(a)(iii); and

                         (B)  The product of the Tax Percentage for such Fiscal
Year and such Member's allocated share of the Company's net ordinary income and net short-term capital gain (as defined in Section 1222(5) of the Code) for such Fiscal Year as shown on the Company's Federal income tax return (subject to the modification described in Section 5.1(a)(iii)).

                    (ii) For purposes of this Section 5.1(a): (x) the "Tax Percentage" with respect to each specific item of net long-term capital gain shall be the highest blended Federal and State marginal income tax rate applicable to such specific item of net long-term capital gain recognized by an individual resident, or a corporation doing business, in the state with the highest marginal individual or corporate income tax rate applicable to items of net long-term capital gain; and (y) the "Tax Percentage" with respect to items of net ordinary income and net short-term capital gain shall be the highest blended Federal and State marginal income tax rate applicable to ordinary income recognized by an individual resident, or a corporation doing business, in the State with the highest marginal individual or corporate income tax rate applicable to items of ordinary income. In all cases, the highest marginal income tax rate shall be the highest statutory rate applicable to the specific type of income or gain in question and shall be determined without regard to phaseouts of deductions or similar adjustments; moreover, a corporate franchise tax imposed in lieu of an income tax shall be treated as an income tax. The Managing Members, acting in their reasonable discretion, may adjust the determination of Tax Percentages pursuant to this Section 5.1(a)(ii): (x) as necessary to ensure that the distribution required to be made to each Member pursuant to Section 5.1(a)(i) for any Fiscal Year is not less than such Member's actual Federal and State income tax liability in respect of allocations made to such Member by the Company for such Fiscal Year, or (y) to reflect any city or other local income tax to which any Member or Members may be subject; provided, however, that the Tax Percentage with regard to a particular type of income or gain shall in all events be the same percentage for all Members.

               (iii) For purposes of calculating the Company's net income and gain under clause (i), above, there shall be disregarded any items of loss, expense or deduction the ultimate deductibility of which may, in respect of any Member or equityholder of a Member, be subject to limitation under Section 67 of the Code.

               (iv) For purposes of determining whether the Company has satisfied its distribution obligation under Section 5.1(a)(i), all cash distributions made during a Fiscal Year shall be treated as distributions made pursuant to Section 5.1(a)(i) in respect of such Fiscal Year (except to the extent that such distributions were required to satisfy the obligations of the Company under Section 5.1(a)(i) in respect of one or more prior Fiscal Years, in which case such distributions shall be treated as having been made pursuant to
Section 5.1(a)(i) in respect of such prior Fiscal Year or Years).

          (b) DISCRETIONARY DISTRIBUTIONS. In addition to the distributions provided for in Section 5.1(a), the Managing Members may cause the Company to distribute cash or property to the Members, in proportion to the Members' respective Allocation Percentages, at such times and in such amounts as the Managing Members shall determine in their sole and absolute discretion.

     5.2 LIQUIDATING DISTRIBUTIONS. Notwithstanding the provisions of Section 5.1, cash or property of the Company available for distribution upon the Dissolution of the Company (including cash or property received upon the sale or other disposition of assets in anticipation of or in connection with such Dissolution) shall be distributed in accordance with the provisions of Section 8.2.

     5.3 LIMITATION ON DISTRIBUTIONS. No distribution shall be made to a Member pursuant to Section 5.1 if and to the extent that such distribution would: (i) create a negative balance in the Updated Capital Account of such Member or increase the amount by which such Updated Capital Account balance is negative; (ii) cause the Company to be insolvent; or (iii) render the Member liable for a return of such distribution under applicable law.

     5.4  LICENSING AGREEMENT DISTRIBUTION

     [*] of all payments made under the Licensing Agreement shall be distributed to AndroSolutions, Inc. within ten (10) days after the date the Company receives such payments. Notwithstanding the foregoing, no mandatory tax distributions as described in Section 5.1(a) hereof shall be made under this Section 5.4.

     5.5 NO RIGHT TO DISTRIBUTIONS OF PROPERTY. Except as otherwise provided in this Agreement, a Member shall have no right to require that distributions to such Member consist of any specific item or items of property.


                        -------------------------------

                                   SECTION 6

                                 ADMINISTRATION

                        -------------------------------


     6.1 MANAGEMENT POWERS AND AUTHORITY OF THE MANAGING MEMBERS. Except as otherwise specifically provided in this Agreement:

          (a) The Company and its business shall be managed, controlled and operated exclusively by the Managing Members, who shall be the "managers" of the Company within the meaning of Section 18-101(10) of the Act and shall have all of the powers and authority in respect of the Company permitted to managers under the Act; and

          (b) As among the Managing Members, the determination by a Majority-In-Interest of the Managing Members to take any action or make any decision (for, in respect of, or on behalf of, the Company) shall control.

     6.2  MANAGING MEMBERS' POWER TO BIND THE COMPANY.

          (a) Except as specifically provided for in this Agreement, a Managing Member acting alone shall not have the authority to bind the Company. A contract, agreement, deed, lease, note or other document or instrument purportedly executed on behalf of the Company by a Managing Member shall not be deemed to have been duly executed by the Company unless executed by all Managing Members. Third parties shall not be entitled to rely upon the statement or the signature of only one Managing Member on any contract, agreement, deed, lease, note or other document or instrument.

          (b) Notwithstanding the provisions of Section 6.2(a), the Tax Matters Partner and the Liquidating Member shall have the exclusive authority to act for or on behalf of the Company with regard to liquidation and tax matters as described in Sections 6.8 and 8.2 (including, but without limitation, the authority to execute on behalf of the Company and to file with any governmental entity, on behalf of the Company and the Members, a certificate or similar instrument that evidences its power to bind the Company with respect to liquidation and tax matters).

     6.3       OTHER VENTURES AND ACTIVITIES.

               (a) The Members: (i) acknowledge that the Members and their respective Affiliates, equityholders, and other related Persons, as well as their respective clients are or may be involved in other business, financial, investment and professional activities; and (ii) agree that, except as otherwise specifically set forth in Section 6.4, each Member and its Affiliates, equityholders, and other related Persons, as well as their respective clients may engage for their own accounts and for the accounts of others in any such ventures and activities (without regard to whether the interests of such ventures and activities conflict with those of the Company). Except as specifically set forth in Section 6.4: (i) neither the Company nor any Member shall have any right by virtue of this Agreement or the existence of the Company in and to such ventures or activities or to the income or profits derived therefrom; and (ii) the Members, their Affiliates, equityholders, and other related Persons, as well as their respective clients shall have no duty or obligation to make any reports to the Members or the Company with respect to any such ventures or activities.

     6.4  DUTIES TO THE COMPANY.

          (a) A Member shall not utilize any assets or confidential information of the Company other than for the exclusive benefit of the Company, a purpose reasonably related to protecting such Member's Interest (in a manner not inconsistent with the interests of the Company), or to comply with the requirements of applicable law. For purposes of the preceding sentence, a business opportunity within the scope of the Business which is made available to a Managing Member solely or principally in consequence of such Person's status as such shall be deemed an asset of the Company.

          (b) The Managing Members shall devote to the Company such reasonable amounts of time, effort and attention as shall be necessary to cause the Company and its business to be diligently and prudently managed.

     6.5 OFFICERS. The Managing Members may, in their sole and absolute discretion, appoint, replace and remove, from time to time, Company officers to whom the Managing Members shall delegate such powers, authority and duties in respect of the Company as the Managing Members shall determine.

     6.6  MEMBER EXPENSES.

          (a) GENERAL. Except as otherwise provided in this Section 6.6, no Member shall be reimbursed for expenses incurred on behalf of, or otherwise in connection with, the Company. Any reimbursement paid by a third party for expenses actually reimbursed by the Company shall be retained by (or paid over by the recipient thereof to) the Company.

          (b) MANAGING MEMBERS. Each Managing Member shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by such Managing Member on behalf of the Company; provided, however, that a Managing Member shall receive more than $1,000 in respect of expenses incurred on behalf of the Company during any specific Fiscal Year only with the approval of the Managing Members.

     6.7 MEMBER COMPENSATION. The Company shall not be obligated to pay a salary, bonus or similar compensation to any Member in respect of services provided to the Company by such Member in its capacity as such.

     6.8  TAX MATTERS PARTNER.

          (a) GENERAL. The Tax Matters Partner is hereby designated the "tax matters partner" of the Company within the meaning of Section 6231(a)(7) of the Code. Except to the extent specifically provided in the Code or the Treasury Regulations (or the laws of relevant non-Federal taxing jurisdictions), the Tax Matters Partner shall have exclusive authority to act for or on behalf of the Company with regard to tax matters, including the authority to make (or decline to make) any available tax elections.

          (b) PARTNERSHIP CLASSIFICATION FOR TAX PURPOSES. Except to the extent otherwise required by applicable law (disregarding for this purpose any requirement that can be avoided through the filing of an election or similar administrative procedure), the Tax Matters Partner shall cause the Company to take the position that the Company is a "partnership" for Federal, State and local income tax purposes and shall cause to be filed with the appropriate tax authorities any elections or other documents necessary to give due legal effect to such position. A Member shall not file (and each Member hereby represents that it has not filed) any income tax election or other document that is inconsistent with the Company's position regarding its classification as a "partnership" for applicable Federal, State and local income tax purposes.

          (c) NOTICE OF INCONSISTENT TREATMENT OF COMPANY ITEM. No Member shall file a notice with the United States Internal Revenue Service under
Section 6222(b) of the Code in connection with such Member's intention to treat an item on such Member's Federal income tax return in a manner which is inconsistent with the treatment of such item on the Company's Federal income tax return unless such Member has, not less than 30 days prior to the filing of such notice, provided the Tax Matters Partner with a copy of the notice and thereafter in a timely manner provides such other information related thereto as the Tax Matters Partner shall reasonably request.

          (d) NOTICE OF SETTLEMENT AGREEMENT. Any Member entering into a settlement agreement with the United States Department of the Treasury which concerns a Company item shall notify the Tax Matters Partner of such settlement agreement and its terms within 60 days after the date thereof.

     6.9  RECORDS AND FINANCIAL STATEMENTS.

          (a) The Company shall maintain true and proper books, records, reports, and accounts in which shall be entered all transactions of the Company. The Company shall also maintain all schedules to this Agreement and shall update such schedules promptly upon receipt of new information relating thereto. Copies of such books, records, reports, accounts and schedules shall be located at the Principal Office and shall be available to any Member for inspection and copying, upon at least two business days' notice, during reasonable business hours.

          (b) Within 90 days after the end of each Fiscal Year, the Company shall furnish to each Member a statement, which need not be audited, of: (i) the assets and liabilities of the Company, (ii) the net Profit or Loss of the Company, and (iii) the Capital Account balance of such Member. In addition, within 90 days after the end of each Fiscal Year, the Company shall supply all information reasonably necessary to enable the Members to prepare their Federal income tax returns and (upon request therefor) to comply with other reporting requirements imposed by law.

     6.10 CONFIDENTIALITY. The Members acknowledge and agree that all information provided to them by or on behalf of the Company or a Managing Member concerning the business or assets of the Company or any Member shall be deemed strictly confidential and shall not, without the prior consent of the Managing Members, be (i) disclosed to any Person (other than a Member) or (ii) used by a Member other than for a Company purpose or a purpose reasonably related to protecting such Member's Interest (in a manner not inconsistent with the interests of the Company). The Managing Members hereby consent to the disclosure by each Member of Company information to such Member's accountants, attorneys and similar advisors bound by a duty of confidentiality; moreover, the foregoing requirements of this Section 6.10 shall not apply to a Member with regard to any information that is currently or becomes: (i) required to be disclosed pursuant to applicable law (but only to the extent of such requirement); (ii) required to be disclosed in order to protect such Member's Interest (but only to the extent of such requirement and only after consultation with the Managing Members); (iii) publicly known or available in the absence of any improper or unlawful action on the part of such Member; or
(iv) known or available to such Member other than through or on behalf of the Company or a Managing Member. For purposes of this Section 6.10, Company information provided by one Member to another shall be deemed to have been provided on behalf of the Company. Provided that the Company or a Managing Member may disclose any information to the extent necessary or advisable for the formation, operation, Dissolution, winding-up, or Termination of the Company (as determined by the Managing Members in their reasonable discretion), the Company and the Managing Members shall similarly refrain from disclosing any confidential information furnished by a Member pursuant to Section 6.11.

     6.11 DISCLOSURES. Each Member shall furnish to the Company upon request any information with respect to such Member reasonably determined by the Managing Members to be necessary or convenient for the formation, operation, Dissolution, winding-up, or Termination of the Company.

     6.12  VALUATION OF COMPANY ASSETS AND INTERESTS.


          (a) GENERAL. In the event that the fair market value of a Company asset or Interest must be determined for purposes of this Agreement, such value shall be determined by the Managing Members, acting in good faith. Within 90 days after such determination, the Managing Members shall provide notice thereof to all the Members (a "Valuation Notice").

          (b) DISPUTE. In the event that, within 30 days after having been given a Valuation Notice, any Member (an "Objecting Member") provides notice to the Company asserting that the value set forth in such Valuation Notice is materially inaccurate due to manifest error (a "Dispute Notice"), the Managing Members and the Objecting Member shall undertake reasonable efforts to resolve their differences regarding such valuation through consultation and negotiation. In the event that the Managing Members and the Objecting Member agree upon a revised value, such revised value shall be set forth in a new Valuation Notice to all the Members. In the event that the Managing Members and the Objecting Member do not reach agreement within 60 days after the date of the Dispute Notice, the Objecting Member may, by notice to the Company within 30 days after the end of such 60 day period, require that the matter be submitted to arbitration pursuant to Section 10.12; provided, however, that the arbitrator shall determine a value for the asset or Interest in question only if the arbitrator first determines that the value described in the Valuation Notice is materially inaccurate due to manifest error.

          (c) BINDING EFFECT. The value of any Company asset or Interest determined pursuant to this Section 6.12 shall be binding upon the Company and the Members and shall establish the "Fair Market Value" of such asset or Interest for all purposes under this Agreement. Unless and until such time as the value of an asset or Interest is determined pursuant to arbitration as described in Section 6.12(b), the value determined by the Managing Members pursuant to Section 6.12(a) and 6.12(b) shall be deemed the Fair Market Value of such asset or Interest.

                     --------------------------------------

                                   SECTION 7

                           TRANSFERS AND WITHDRAWALS

                     --------------------------------------


     7.1  TRANSFERS OF INTERESTS.

          (a) A Member shall not Transfer all or any portion of its Interest; provided, however, a Member shall have the right to transfer its entire Interest to an Affiliate or to a transferee of all, or substantially all of a Member's assets. Any permitted transferee shall be bound by and subject to all provisions of this Agreement as if a Member.

          (b) Any attempted Transfer in violation of this Section 7: (i) shall be null and void as against the Company and the other Members; and (ii) shall not be recognized or permitted by, or duly reflected in the official books and records of, the Company.

     7.2  WITHDRAWAL/REMOVAL OF A MEMBER.

          (a) A Member shall not withdraw from the Company or otherwise cease to be a Member without the consent of the other Member, which consent may be withheld in such Member's sole and absolute discretion; provided, however, a Member shall be deemed to have withdrawn without the consent of the other Member upon such Member's Bankruptcy, Dissolution or Termination.

          (b) A Member shall not be removed from the Company without its consent.

     7.3 PROCEDURES FOLLOWING MEMBER WITHDRAWAL/REMOVAL. A Member that is deemed to have withdrawn from the Company in accordance with the provisions of
Section 7.2(a) or otherwise ceases to be a member of the Company under the Act (each a "Withdrawal Event" and a "Withdrawn Member") shall not be relieved of any obligations arising under this Agreement. A Withdrawn Member shall not be entitled to any redemption of its Interest, distribution or payment in connection with its Withdrawal Event or otherwise in consequence of its status as a Withdrawn Member. A Withdrawal Event shall cause a Dissolution of the Company pursuant to Section 8.

                      -----------------------------------

                                   SECTION 8

                          DISSOLUTION AND LIQUIDATION

                      ------------------------------------

     8.1 DISSOLVING EVENTS. The Company shall be Dissolved upon the occurrence of any of the following events:

          (a)  Expiration of the Company's Term;

          (b)  Failure of the Company to have at least one Managing Member;

          (c)  Permanent cessation of the Company's business;

          (d) An election to dissolve the Company executed by all of the Managing Members;

          (e)  A Withdrawal Event;

          (f)  Termination or cancellation of the Licensing Agreement;

          (g) Any other event that results in a mandatory Dissolution of the Company under the Act.

To the maximum extent permitted by the Act, the Members hereby waive their rights to seek a judicial dissolution of the Company for reasons other than those listed in clauses (a) through (g) of this Section 8.1.

     8.2  WINDING UP AND LIQUIDATION.

     (a) Upon Dissolution of the Company, the Liquidating Member shall promptly wind up the affairs of, liquidate and Terminate the Company. In furtherance thereof, the Liquidating Member shall: (i) have all of the administrative and management rights and powers of the Managing Members (including the power to bind the Company); and (ii) be reimbursed for Company expenses it incurs. Following Dissolution, the Company shall sell or otherwise dispose of assets determined by the Liquidating Member to be unsuitable for distribution to the Members, but shall engage in no other business activities except as may be necessary, in the reasonable discretion of the Liquidating Member, to preserve the value of the Company's assets during the period of winding-up and liquidation. In any event, the Liquidating Member shall use its reasonable best efforts to prevent the period of winding-up and liquidation of the Company from extending beyond the date which is two years after the Company's date of Dissolution. At the conclusion of the winding-up and liquidation of the Company, the Liquidating Member shall: (1) designate one or more Persons to hold the books and records of the Company (and to make such books and records available to the Members on a reasonable basis) for not less than six years following the termination of the Company under the Act; and (ii) execute, file and record, as necessary, a certificate of termination or similar document to effect the termination of the Company under the Act and other applicable laws.

     (b) Distributions to the Members in liquidation may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Liquidating Member. Distributions in kind shall be valued at Fair Market Value as determined by the Liquidating Member in accordance with the provisions of
Section 6.12 and shall be subject to such conditions and restrictions as may be necessary or advisable in the reasonable discretion of the Liquidating Member to preserve the value of the property so distributed or to comply with applicable law.

     (c) The Profits and Losses of the Company during the period of winding-up and liquidation shall be allocated among the Members in accordance with the provisions of Section 4. If any property is to be distributed in kind, the Capital Accounts of the Members shall be adjusted with regard to such property in accordance with the provisions of Section 4.1(e).

     (d) Except as set forth in Section 8.2(e) below, the assets of the Company (including proceeds from the sale or other disposition of any assets during the period of winding-up and liquidation) shall be applied as follows:

          (i) First, to repay any indebtedness of the Company, whether to third parties or the Members, in the order of priority required by law;

          (ii) Next, to any reserves which the Liquidating Member reasonably deems necessary for contingent or unforeseen liabilities or obligations of the Company (which reserves when they become unnecessary shall be distributed in accordance with the provisions of clause (iii), below); and

          (iii) Next, to the Members in proportion to their respective positive Capital Account balances (after taking into account all adjustments to the Members' Capital Accounts required under Section 8.2(c)). Notwithstanding the foregoing, ASIVI Technology (as defined in the License Agreement) will be jointly owned by ASI and VI, respectively, with equal rights under the ASIVI Technology. The parties agree to cooperate in good faith and execute any documentation to effectuate such joint ownership.

     (e) In the event the Company is being dissolved as a result of a Withdrawal Event, then the assets of the Company (including proceeds from the sale or other disposition of any assets during the period of winding-up and liquidation) shall be applied as follows:

          (i) First, to repay any indebtedness of the Company, whether to third parties or the Members, in the order of priority required by law;

          (ii) Next, to any reserves which the Liquidating Member reasonably deems necessary for contingent or unforeseen liabilities or obligations of the Company (which reserves when they become unnecessary shall be distributed in accordance with the provisions of clause (iii), below); and

               (iii) Next, to the Member that is not deemed to be the Withdrawn Member.

          (f) Except as otherwise specifically provided in this Agreement, a Member shall have no liability to the Company or to any other Member in respect of a negative balance in such Member's Capital Account during the term of the Company or at the conclusion of the Company's Termination.

          -----------------------------------------------------------

                                   SECTION 9

                         LIABILITY AND INDEMNIFICATION

          -----------------------------------------------------------

     9.1 LIABILITY. Except as otherwise specifically provided in this Agreement, no Indemnified Person shall be personally liable for the return of any contributions made to the capital of the Company by the Members or the distribution of Capital Account balances. Except to the extent that Material Misconduct on the part of an Indemnified Person shall have given rise to the matter at issue, such Indemnified Person shall not be liable to the Company or the Members for any act or omission concerning the Company. Without limitation on the preceding sentence, except to the extent that such action constitutes Material Misconduct, an Indemnified Person shall not be liable to the Company or to any Member in consequence of voting for, approving, or otherwise participating in the making of a distribution by the Company pursuant to Section 5 or 8. An Indemnified Person shall not be liable to the Company or the Members for losses due to the acts or omissions of any other Person serving as an independent contractor, employee or other agent of the Company unless such Indemnified Person was or should have been directly involved with the selection, engagement or supervision of such Person and the actions or omissions of such Indemnified Person in connection therewith constituted Material Misconduct.

     9.2 INDEMNIFICATION. Except to the extent that Material Misconduct on the part of an Indemnified Person shall have given rise to the matter at issue, the Company shall indemnify and hold such Indemnified Person harmless from and against any loss, expense, damage or injury suffered or sustained by such Indemnified Person by reason of any actual or threatened claim, demand, action, suit or proceeding (civil, criminal, administrative or investigative) in which such Indemnified Person may be involved, as a party or otherwise, by reason of its actual or alleged management of, or involvement in, the affairs of the Company. This Indemnification shall include, but not be limited to: (i) payment as incurred of reasonable attorneys fees and other out-of-pocket expenses incurred in investigating or settling any claim or threatened action (where, in the case of a settlement, such settlement is approved by the Managing Members), or incurred in preparing for, or conducting a defense pursuant to, any proceeding up to and including a final non-appealable adjudication; (ii) payment of fines, damages or similar amounts required to be paid by an Indemnified Person; and (iii) removal of liens affecting the property of an Indemnified Person.

          (b) Indemnification payments shall be made pursuant to this Section
9.2 only to the extent that the Indemnified Person is not entitled to receive (or will not in any event receive) from a third party equal or greater indemnification payments in respect of the same loss, expense, damage or injury. In the event, however, that the Managing Members determine that an Indemnified Person would be entitled to receive indemnification payments from the Company but for the operation of the preceding sentence, the Managing Members may cause the Company to advance indemnification payments to the Indemnified Person (with repayment of such advance to be secured by the Indemnified Person's right to receive indemnification payments from the applicable third party).

     (c) As a condition to receiving an indemnification payment pursuant to this
Section 9.2, an Indemnified Person shall execute an undertaking in form and substance acceptable to the Managing Members providing that, in the event it is subsequently determined that such Person was not entitled to receive such payment (whether by virtue of such Person's Material Misconduct or otherwise), such Person shall return such payment to the Company promptly upon demand therefor by any Member.

     (d) Notwithstanding the foregoing provisions of this Section 9.2, the Company shall be under no obligation to indemnify an Indemnified Person from and against any reduction in the value of such Person's interest in the Company that is attributable to losses, expenses, damages or injuries suffered by the Company or to any other decline in the value of the Company's assets.

     (e) The indemnification provided by this Section 9.2 shall not be deemed to be exclusive of any other rights to which any Indemnified Person may be entitled under any agreement, as a matter of law, in equity or otherwise.

     9.3 CONTRIBUTION. In the event that, notwithstanding the provisions of Sections 3.7 and 9.1, two or more Members share joint and several personal liability:

     (a) In connection with any action, omission or situation that would entitle such Members to indemnification pursuant to the provisions of Section 9.2 but for the fact that such action, omission or situation included or constituted Material Misconduct on the part of such Members; or

     (b) In connection with any action, omission or situation that entitles such Members to indemnification pursuant to the provisions of Section 9.2, but the assets of the Company are insufficient to provide for the full amount of indemnification to which such Members are entitled or their entitlement to indemnification is otherwise unenforceable; then

     (c) Such Members shall share the burden of the liability in a manner that is fair and reasonable as determined by such Members or, if they are unable to agree within a reasonable period of time, by an arbitrator selected and acting in accordance with the provisions of Section 10.12(a).



                              --------------------

                                   SECTION 10

                               GENERAL PROVISIONS

                              --------------------



     10.1 MEETINGS. Meetings of the Members may be called as provided in this Agreement as well as by the Managing Members. Any such meeting shall be held in California, Tennessee, or such other location as mutually agreed to by the Managing Members. Unless otherwise agreed to, the meetings will alternate between California and Tennessee. Reasonable accommodation shall be made for any Member that elects to attend a meeting via telephone or similar means pursuant to which all Persons attending the meeting can hear one another. No action may be taken at a meeting of the Members without the consent of that number or percentage of the Members whose consent is otherwise required for such action under this Agreement. Except as specifically provided in this Agreement, there shall be no requirement of annual or periodic meetings of the Company's members or managers within the meaning of the Act.

     10.2 ACTION WITHOUT A MEETING OF ALL MEMBERS. Any action of the Members (or a subset thereof) may be taken by written consent of that number or percentage of the Members whose consent is otherwise required for such action under this Agreement. The fact that a Member has not received notice of an action taken by written consent, or taken at a meeting actually held, shall not invalidate such action so long as it was taken with the consent of that number or percentage of the Members whose consent is otherwise required for such action under this Agreement; provided, however, that no consent, election, approval or other action of any or all the Non-Managing Members that has the effect of limiting the power or authority of the Managing Members shall be effective until the Managing Members have received notice thereof.

     (b) A Member may authorize another Person to vote or otherwise act on its behalf through a written proxy or power of attorney.

     (c) In order to facilitate the determination of whether any action of the Members (or a subset thereof) has been taken by or with the consent of the requisite number or percentage of the Members under this Agreement, the Managing Members may adopt, from time to time upon not less than 10 days notice to the Members, reasonable procedures for establishing the Members of record entitled to vote, consent or otherwise take action on any matter; provided, however, that any date as of which Members of record is determined shall not precede the date of the related action by more than 60 days.

     10.3 ENTIRE AGREEMENT. This Agreement contains the entire understanding among the Members and supersedes any prior written or oral agreement between them respecting the Company. There are no representations, agreements, arrangements, or understandings, oral or written, among the Members relating to the Company which are not fully expressed in this Agreement.

     10.4 AMENDMENTS.

     (a) Except as otherwise provided in this Section 10.4, this Agreement may be amended, in whole or in part, only through a written amendment executed by all of the Managing Members.

     10.5 GOVERNING LAW. The interpretation and enforceability of this Agreement and the rights and liabilities of the Members as such shall be governed by the laws of the State of Delaware as such laws are applied in connection with limited liability company operating agreements entered into and wholly performed upon in Delaware by residents of Delaware. To the extent permitted by the Act and other applicable law, the provisions of this Agreement shall supersede any contrary provisions of the Act or other applicable law.

     10.6 SEVERABILITY. In the event that any provision of this Agreement is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this Agreement and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed, and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

     10.7 COUNTERPARTS; BINDING UPON MEMBERS AND ASSIGNEES. This Agreement may be executed in any number of counterparts and, when so executed, all of such counterparts shall constitute a single instrument binding upon all parties notwithstanding the fact that all parties are not signatory to the original or to the same counterpart.

     10.8 NO THIRD PARTY BENEFICIARIES. Except with regard to the Company's obligation to Indemnified Persons as set forth in Section 9 and as otherwise specifically provided in this Agreement, the provisions of this Agreement are not intended to be for the benefit of or enforceable by any third party and shall not give rise to a right on the part of any third party to (i) enforce or demand enforcement of a Member's Capital Commitment, obligation to return distributions, or obligation to make other payments to the Company as set forth in this Agreement or (ii) demand that the Company or the Managing Members issue any capital call.

     10.9  NOTICES, CONSENTS, ELECTIONS, ETC. Subject to the provisions of
Section 10.7, all notices, consents, agreements, elections, amendments, and approvals provided for or permitted by this Agreement or otherwise relating to the Company shall be in writing and signed copies thereof shall be retained with the books of the Company.

           (a) NOTICE TO MEMBERS. Except as otherwise specifically provided in this Agreement, notice to a Member shall be deemed duly given upon the earliest to occur of the following: (i) personal delivery to such Member, to the address set forth on Schedule A for such Member, or to any other address which such Member has provided to the Company for purposes of this Section 10.9(a); (ii) the Close of Business on the third day after being deposited in the United States mail, registered or certified, postage prepaid and addressed to such Member at the address set forth on Schedule A for such Member, or at any other address which such Member has provided to the Company for purposes of this
Section 10.9(a); (iii) the Close of Business on the first business day after being deposited in the United States with a nationally recognized overnight delivery service, with delivery charges prepaid and addressed as provided in the preceding clause; or (iv) actual receipt by such Member via any other means (including public or private mail, electronic mail, facsimile, telex or telegram); provided, however, that notice sent via electronic mail shall be deemed duly given only when actually received and opened by the Member to whom it is addressed.

           (b) NOTICE TO THE COMPANY. Notice to the Company shall be deemed duly given when clearly identified as such and duly given to the Managing Members in accordance with the procedures set forth in Section 10.9(a).

     10.10 CERTAIN MEMBER REPRESENTATIONS AND COVENANTS.

           (a)  Each member hereby represents that, with respect to its
Interest: (i) it is acquiring or has acquired such Interest for purposes of investment only, for its own account (or a trust account if such Member is a trustee), and not with a view to resell or distribute the same or any part thereof; and (ii) no other Person has any interest in such Interest or in the rights of such Member under this Agreement other than a spouse having a community property or similar interest under applicable law. Each Member also represents that it has the business and financial knowledge and experience necessary to acquire its Interest on the terms contemplated herein and that it has the ability to bear the risks of such investment (including the risk of sustaining a complete loss of all its capital contributions) without the need for the investor protections provided by the registration requirements of the Securities Act.

           (b) Except to the extent set forth in a notice provided to the Company, each Member hereby represents that allocations, distributions and other payments to such Member by the Company are not subject to tax withholding under the Code. Each Member hereby agrees to promptly notify the Company in the event that any allocation, distribution or other payment previously exempt from such withholding becomes or is anticipated to become subject thereto.

           (c) Each Member hereby acknowledges that certain provisions of this Agreement (including Sections 6.3 and 9.1) have the effect of limiting the fiduciary duties or obligations of some or all Members to the Company and the other Members under applicable law. Each Member hereby represents that it has carefully considered and fully understands each such provision and has made an informed decision to consent thereto.

     10.11 AVOIDANCE OF PUBLICLY TRADED PARTNERSHIP STATUS.

           (a) Except to the extent otherwise set forth in a notice provided to the Company, each Member hereby represents that at least one of the following statements with respect to such Member is true and will continue to be true throughout the period during which such Member holds an Interest;

                (i) Such Member is not a partnership, grantor trust or S corporation for Federal income tax purposes;

                (ii) With regard to each Beneficial Owner of such Member, the principal purposes for the establishment and/or use of such Member do not include avoidance of the 100 partner limitation set forth in Treasury Regulation Section 1.7704-l(h)(l)(ii); or

                (iii) With regard to each Beneficial Owner of such Member, not more than 75 percent of the value of such Beneficial Owner's interest in such Member is attributable to such Member's Interest.

           (b) In the event that a Member's representation pursuant to Section 10.11(a) shall at any time fail to be true, or the information set forth in a notice provided by such Member to the Company pursuant to Section 10.11(a) shall change, such Member shall promptly (and in any event within 10 days) notify the Company of such fact and shall promptly thereafter deliver to the Company any information regarding such Member and its Beneficial Owners reasonably requested by counsel to the Company for purposes of determining the number of the Company's "partners" within the meaning of Treasury Regulation Section. 1.7704-l(h).

           (c) Each Member hereby acknowledges that the Managing Members will rely upon such Member's representations, notices and other information as set forth in this Section 10.11 for purposes of determining whether proposed Transfers of Interests may cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code and that failure by a Member to satisfy its obligations under this Section 10.11 may cause the Company to be treated as a corporation for Federal, State or local tax purposes.

     10.12 DISPUTE RESOLUTION.

           (a) FORM AND VENUE. Except as otherwise specifically provided in this Agreement, any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon an award arising in connection therewith may be entered in any court of competent jurisdiction. Any arbitration, mediation, court action, or other adjudicative proceeding arising out of or relating to this Agreement shall be held in Chicago, Illinois, or, if such proceeding cannot be lawfully held in such location, as near thereto as applicable law permits.

           (b) FEES AND COSTS. The prevailing party or parties in any arbitration, mediation, court action, or other adjudicative proceeding arising out of or relating to this Agreement shall be reimbursed by the party or parties who do not prevail for their reasonable attorneys, accountants and experts fees and related expenses (including reasonable charges for in-house legal counsel and related personnel) and for the costs of such proceeding. In the event that two or more parties are deemed liable for a specific amount payable or reimbursable under this Section 10.12(b), such parties shall be jointly and severally liable therefor.

     10.13  REMEDIES FOR BREACH OF THIS AGREEMENT.

            (a) GENERAL. Except as otherwise specifically provided in this Agreement, the remedies set forth in this Agreement are cumulative and shall not exclude any other remedies to which a Person may be lawfully entitled.

            (b) SPECIFIC PERFORMANCE. Without limiting the rights and remedies otherwise available to the Company or any Member, each Member hereby: (i) acknowledges that the remedy at law for damages resulting from its default under
Section 3, 6.10, 6.11 or 10.12 is inadequate; and (ii) consents to the institution of an action for specific performance of its obligations in the event of such a default.

            (c) PENALTY PROVISIONS. Each Member hereby acknowledges that certain provisions of this Agreement provide for specified penalties in the event of a breach of this Agreement by a Member. Each Member hereby agrees that the penalty provisions of this Agreement are fair and reasonable and, in light of the difficulty of determining actual damages, represent a prior agreement among the Members as to appropriate liquidated damages.

            (d) EXERCISE OF DISCRETION BY THE MANAGING MEMBERS. In determining what action, if any, shall be taken against a Member in connection with such Member's breach of this Agreement, the Managing Member shall seek to obtain the best result (as determined by such Managing Member in its sole and absolute discretion) for the Company.

     10.14 TIMING. All dates and times specified in this Agreement are of the essence and shall be strictly enforced. Except as otherwise specifically provided in this Agreement, all actions that occur after the Close of Business on a given day shall be deemed for purposes of this Agreement to have occurred at 9:00 a.m. on the following day. In the event that the last day for the exercise of any right or the discharge of any duty under this Agreement would otherwise be a day that is not a business day, the period for exercising such right or discharging such duty shall be extended until the Close of Business on the next succeeding business day.

     10.15 STATUS UNDER THE ACT. This Agreement is the "limited liability company agreement" of the Company within the meaning of Section 18-101(7) of the Act.

     10.16 PARTNERSHIP FOR TAX PURPOSES ONLY. As set forth in Section 2.1, the Members hereby form the Company as a limited liability company under the Act. The Members expressly do not intend hereby to form a partnership except insofar as the Company may be treated as a partnership solely for tax purposes.

     10.17 MISCELLANEOUS. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof; any actual waiver shall be contained in a writing signed by the party against whom enforcement of such waiver is sought. This Agreement shall not be construed for or against any party by reason of the authorship or alleged authorship of any provisions hereof or by reason of the status of the respective parties. Each Member hereby specifically consents to the selection of all other Members admitted to the Company pursuant to the terms of this Agreement.

                   -----------------------------------------
                                   SECTION 11

                     ADDITIONAL WARRANTIES AND OBLIGATIONS
                   -----------------------------------------

     11.1 ADDITIONAL WARRANTIES OF ANDROSOLUTIONS, INC. AndroSolutions, Inc. hereby warrants that Exhibit 3 is a list of all patents and pending patent applications owned or controlled by AndroSolutions, Inc., Dr. Gary W. Neal, their affiliates or beneficiaries that relate to the design, development, manufacturing, and use of products containing prostaglandin E and/or other vasodilators for the treatment of female sexual dysfunction, and that AndroSolutions, Inc. is the lawful owner of the inventions claimed therein.

     11.2  ADDITIONAL WARRANTIES OF VIVUS, INC. VIVUS, Inc. hereby warrants that
Exhibit 4 is a list of all patents and pending patent applications owned or controlled by VIVUS, Inc. or its affiliates that relate to the design, development, manufacturing, and use of products containing prostaglandin E and/or other vasodilators for the treatment of female sexual dysfunction, and that VIVUS, Inc. is the lawful owner of the inventions claimed therein.

     11.3 DEFINITIVE AGREEMENTS. Nothing in this Agreement, the Licensing Agreement or the Supply Agreement (as defined below) will impair AndroSolutions, Inc.'s or VIVUS, Inc.'s right to independently acquire, license, develop for itself, or have others develop for it, intellectual property and technology performing similar functions as the Patent Rights or to market and distribute products based on such other intellectual property and technology.

     11.4 PRESS RELEASE AND INITIAL PUBLICATION. The parties shall issue a joint press release within ninety (90) days of execution of this agreement. [*]

     11.5 JOINT PRODUCT DEVELOPMENT COMMITTEE. Within one month of the execution of this Agreement, VIVUS, Inc. and ASI will form a Joint Product Development Committee to review the direction of the development and testing of Products through the filing of an NDA, and to make recommendations accordingly. The Joint Product Development Committee shall include one (1) representative from ASI and such representatives of VIVUS, Inc. as VIVUS, Inc. deems appropriate to comply with VIVUS, Inc.'s obligations under the License Agreement. The Joint Product Development Committee shall meet at least semi-annually, or more frequently as agreed by the Joint Product Development Committee, at such location as these parties agree, and will otherwise communicate regularly by telephone, electronic mail, facsimile or video conference. The first meeting of the Joint Product Development Committee shall occur within forty-five (45) days after the execution of this Agreement.

     11.6 ROYALTY-FREE RIGHT AND LICENSE. ASIVI grants to ASI a royalty-free right and license to use the ASIVI Technology solely in connection with research, development, testing, studies, and patient care, and in the preparation of applications, registrations, amendments, supplements and other filings with the FDA, foreign health regulatory agencies or other U.S. or foreign governmental agencies, and to authorize third parties to conduct such activities on ASI's behalf. ASIVI's "grant of rights" under this Section 11.6 is not a grant of any rights to ASI under any Investigational New Drug application of ASIVI or VI and the exercise of the rights granted in this Section 11.6 will not result in any liability "of ASIVI or VI", and ASI agrees to indemnify ASIVI and VI to the extent of any such liability. The right and license set forth in this Section 11.6 is independent of the option and conditional license grant set forth in Sections 2.1 through 2.3 of that certain Manufacture and Supply Agreement between VIVUS, Inc. and AndroSolutions, Inc. of even date herewith, and shall survive the expiration or termination of that Agreement.

     11.7 INTELLECTUAL PROPERTY ANALYSIS. To the extent that VI's or ASI's "FSD" IP discloses, claims, and/or relates to subject matter other than the design, development, formulation, manufacturing and/or use of products containing prostaglandin E and/or other vasodilators for the treatment of FSD, all rights in and to such VI and ASI FSD IP shall be retained by VI or ASI, respectively. Counsel for ASI and VI and the parties will cooperate in good faith to prepare appropriate agreements and, if necessary, continuation or divisional applications to facilitate the parties' retention of such rights.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

     MANAGING MEMBERS:

     VIVUS, INC.
     a Delaware corporation

     By:

     /s/ Leland Wilson
     ----------------------------
     Name: Leland Wilson
     Title: President/Chief Executive Officer


     ANDROSOLUTIONS, INC.,
     a Tennessee Corporation

     By:

     /s/ Gary Neal, M.D.
     ---------------------------
     Name: Gary Neal, M.D.
     Title: President

     NON-MANAGING MEMBERS:

     None as of February 29, 2000

                                   SCHEDULE A

                               MEMBER INFORMATION

NAME AND CONTACT INFORMATION      ALLOCATION PERCENTAGE   CAPITAL COMMITMENT
----------------------------      ---------------------   ------------------
MANAGING MEMBERS:

VIVUS, Inc.                                 50%           $2,500 and the
1172 Castro Street                                        contribution of property
Mountain View, CA 94040                                   as described on attached
Attn: Leland F. Wilson, President                         Schedule A-1 and
Telephone: (650) 934-5200                                 contributed pursuant
Facsimile: (650) 934-5356                                 to that certain
                                                          Technology Assignment
                                                          Agreement of even date
                                                          herewith attached
                                                          hereto as Exhibit 1.

AndroSolutions, Inc.                        50%           $2,500 and the
200 Fort Sanders West Blvd.,                              contribution of
Suite 309                                                 property as described
Knoxville, TN 37922                                       on attached Schedule A-2
Attn: Gary W. Neal, M.D.,                                 and contributed pursuant
President                                                 to that certain Technology
Telephone: (423) 531-5991                                 Assignment Agreement of
Facsimile: (423) 531-6550                                 even date herewith
                                                          attached hereto as
                                                          Exhibit 2.

                                  SCHEDULE A-1

        DESCRIPTION OF PROPERTY CONTRIBUTED TO ASIVI, LLC BY VIVUS, INC.

-    [*]

-    [*]

-    [*]

-    [*]

                                  SCHEDULE A-2

   DESCRIPTION OF PROPERTY CONTRIBUTED TO ASIVI, LLC BY ANDROSOLUTIONS, INC.

Matter No.          Title               Ending Date     App. No.      Pat. No.       Priority date
                                                                      Issue Date
--------------------------------------------------------------------------------------------------
[*]            [*]                      [*]            [*]

[*]            [*]                      [*]            [*]                           [*]

[*]            [*]                      [*]            [*]                           [*]

[*]            [*]                      [*]            [*]

                                   EXHIBIT 1

                        TECHNOLOGY ASSIGNMENT AGREEMENT

                                   ASSIGNMENT


     VIVUS, Inc., a Delaware corporation having offices at 1172 Castro Street, Mountain View, CA 94040 ("VIVUS"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns, sells and transfers to ASIVI, LLC, a Delaware limited liability company, with offices at 1172 Castro Street, Mountain View, CA 94040, and its successors, assigns and legal representatives, all hereinafter referred to as the "Assignee":

     1. its entire right, title and interest in and to any and all patents and pending patent applications relating to, inter alia, the design, development, manufacturing, and use of products containing prostaglandin E and/or other vasodilators for the treatment of female sexual dysfunction, as specified on Exhibit A hereto (the "FSD IP");

     2. the full and complete right to file patent applications in the name of the Assignee, its designee, or in the name of VIVUS as the Assignee, or its designee's election, on the aforesaid FSD IP, in all countries of the world;

     3. the entire right, title and interest in and to any Letters Patent which may issue thereon in the United States or in any country, and any renewals, revivals, reissues, reexaminations and extensions thereof, and any patents of confirmation, registration and importation of the same; and

     4. the entire right, title and interest in all Convention and Treaty Rights of all kinds thereon, including without limitation all rights of priority in any country of the world, in and to the above FSD IP.

     VIVUS hereby authorizes and requests the competent authorities to grant and to issue any and all such Letters Patent in the United States and throughout the world to Assignee of the entire right, title and interest therein, as fully and entirely as the same would have been held and enjoyed by VIVUS had this assignment, sale and transfer not been made.

     VIVUS further agrees at any time to execute and to deliver upon request of Assignee such additional documents, if any, as are necessary or desirable to secure patent protection on said FSD IP, throughout all countries of the world, and otherwise to do the necessary acts to give full effect to and to perfect the rights of Assignee under this Assignment, including the execution, delivery and procurement of any and all further documents evidencing this assignment, transfer and sale as may be necessary or desirable.

     VIVUS hereby covenants that no assignment, sale, agreement or encumbrance has been or will be made or entered into which would conflict with this assignment.

     VIVUS further covenants that it will, upon request by Assignee, provide Assignee promptly with all pertinent facts and documents relating to said FSD IP and said Letters Patent and legal equivalents as may be known and accessible to VIVUS, and will testify as to the same in any interference, litigation or proceeding related thereto and will promptly execute and deliver to Assignee or its legal representatives any and all papers, instruments or affidavits required to apply for, obtain, maintain, issue and enforce said application, said FSD IP and said Letters Patent and said equivalents thereof which may be necessary or desirable to carry out the purposes thereof.


                                            VIVUS, INC.


Date: 2/29/00                           By: /s/ Leland F. Wilson
      -------                               --------------------------
                                            Leland F. Wilson
                                            President/Chief Executive Officer


                                            ASIVI, LLC

Date: 2/29/00                           By: /s/ Leland F. Wilson
      -------                               --------------------------
                                            VIVUS, Inc.
                                            Managing Member
                                            Leland F. Wilson
                                            President/Chief Executive Officer


Date: March 1, 2000                     By: /s/ Gary W. Neal
      -------------                         --------------------------
                                            AndroSolutions, Inc.
                                            Managing Member
                                            Gary W. Neal, M.D.
                                            President

                                   EXHIBIT A

        DESCRIPTION OF PROPERTY CONTRIBUTED TO ASIVI, LLC BY VIVUS, INC.


-    [*]

-    [*]

-    [*]

-    [*]

                                   EXHIBIT 2

                        TECHNOLOGY ASSIGNMENT AGREEMENT

                                   ASSIGNMENT

     AndroSolutions, Inc., a Tennessee corporation with offices at Suite 309, 200 Fort Saunders West Blvd., Knoxville, TN 37922 ("AndroSolutions"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns, sells and transfers to ASIVI, LLC, a Delaware limited liability company, with offices at 1172 Castro Street, Mountain View, CA 94040, and its successors, assigns and legal representatives, all hereinafter referred to as the "Assignee":

     1. its entire right, title and interest in and to any and all patents and pending patent applications relating to, inter alia, the design, development, manufacturing, and use of products containing prostaglandin E and/or other vasodilators for the treatment of female sexual dysfunction, as specified on Exhibit A hereto (the "FSD IP");

     2. the full and complete right to file patent applications in the name of the Assignee, its designee, or in the name of AndroSolutions, Inc. as the Assignee, or its designee's election, on the aforesaid FSD IP, in all countries of the world;

     3. the entire right, title and interest in and to any Letters Patent which may issue thereon in the United States or in any country, and any renewals, revivals, reissues, reexaminations and extensions thereof, and any patents of confirmation, registration and importation of the same; and

     4. the entire right, title and interest in all Convention and Treaty Rights of all kinds thereon, including without limitation all rights of priority in any country of the world, in and to the above FSD IP.

     AndroSolutions hereby authorizes and requests the competent authorities to grant and to issue any and all such Letters Patent in the United States and throughout the world to Assignee of the entire right, title and interest therein, as fully and entirely as the same would have been held and enjoyed by AndroSolutions had this assignment, sale and transfer not been made.

     AndroSolutions further agrees at any time to execute and to deliver upon request of Assignee such additional documents, if any, as are necessary or desirable to secure patent protection on said FSD IP, throughout all countries of the world, and otherwise to do the necessary acts to give full effect to and to perfect the rights of Assignee under this Assignment, including the execution, delivery and procurement of any and all further documents evidencing this assignment, transfer and sale as may be necessary or desirable.

     AndroSolutions hereby covenants that no assignment, sale, agreement or encumbrance has been or will be made or entered into which would conflict with this assignment.

     AndroSolutions further covenants that it will, upon request by Assignee, provide Assignee promptly with all pertinent facts and documents relating to said FSD IP and said Letters Patent and legal equivalents as may be known and accessible to AndroSolutions, and will testify as to the same in any interference, litigation or proceeding related thereto and will promptly execute and deliver to Assignee or its legal representatives any and all papers, instruments or affidavits required to apply for, obtain, maintain, issue and enforce said application, said FSD IP and said Letters Patent and said equivalents thereof which may be necessary or desirable to carry out the purposes thereof.


                                                  ANDROSOLUTIONS, INC.

Date:                                             By:
      -------------------                             ------------------
                                                       Gary W. Neal, M.D.
                                                       President


                                                  ASIVI, LLC

Date:  2/29/00                                    By: /s/ Leland F. Wilson
      -------------------                             --------------------
                                                       VIVUS, Inc.
                                                       Managing Member
                                                       Leland F. Wilson
                                                       President/Chief Executive
                                                         Officer


Date:  March 1, 2000                              By: /s/ Gary W. Neal
      -------------------                             --------------------
                                                       AndroSolutions, Inc.
                                                       Managing Member
                                                       Gary W. Neal, M.D.
                                                       President

                                   EXHIBIT A

   DESCRIPTION OF PROPERTY CONTRIBUTED TO ASIVI, LLC BY ANDROSOLUTIONS, INC.

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